                                                                      Exhibit n.

                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

We hereby consent to the incorporation by reference in this Registration Statement on Form N-2 of our report dated June 20, 2002, relating to the statement of assets and liabilities of PIMCO New York Municipal Income Fund II as of June 19, 2002 and the related statement of operations for the one day then ended, which are also incorporated by reference into the Registration Statement. We also consent to the reference to us under the heading "Independent Accountants" and "Financial Statements" in such Registration Statement.

PricewaterhouseCoopers LLP
New York, New York
August 9, 2002